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                              Symantec Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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                            [On Symantec Letterhead]


                                                              September 27, 2000

    [Name and Address of Stockholder
      appear here]

    Dear [Stockholder]:

        As you know, in connection with our annual meeting of stockholders, we have requested that our stockholders approve an amendment to our 1996 Equity Incentive Plan (the "Plan"). After discussion with some of our stockholders, we learned that many of those stockholders would prefer that we commit not to reprice options granted to our employees without first obtaining stockholder approval.

        Based on that information, we have determined that if we are able to obtain approval of the outstanding proposal to increase the number of shares available under the Plan, we will not reprice options issued under any of the corporation's existing stock option plans by lowering the option exercise price of a previously granted award, by canceling outstanding options and issuing replacements, or by otherwise replacing existing options with substitute options with lower exercise prices, unless we first receive the approval of the company's stockholders. If we are able to obtain approval of the outstanding proposal to increase the number of shares available under the Plan, the Plan will be amended at our next Board of Directors meeting to reflect this commitment.

        We believe that the level of dilution reflected by our current practices and the requested increase in shares available under the Plan are appropriate in the highly competitive business environment for our company. Symantec recently collected information related to how much dilution comparable companies incur in connection with their employee equity compensation programs. Our principle sources of information were iQuantic and Mercer; iQuantic and Mercer are well-known, independent professional research organizations. The information provided by them indicates that software and other high technology companies in general have a greater level of dilution from employee equity plans than Symantec. We also have anecdotal evidence that our current level of equity grants has resulted in the loss of key employees, and in a greater difficulty in hiring new employees into key positions.

        While we do not wish to increase dilution of non-employee stockholders, we believe that the future success of the company depends on our ability to attract and retain key employees. We also believe that our proposal to increase the number of shares available under the Plan is critical to our ability to attract and retain those key employees.

    Sincerely,

        /s/ Art Courville

    Art Courville
    Vice President and General Counsel